EXHIBIT 99.1

PRESS RELEASE

For more information contact:	For Immediate Release
Michael M. Ciaburri President and Chief Operating Officer (203) 782-1100 Anthony M. Avellani
Vice President and Controller
(203) 782-1100

Southern Connecticut Bancorp, Inc. Reports Third Quarter 2005 Results of Operations

New Haven, Connecticut (October 26, 2005) - Southern Connecticut Bancorp, Inc. (AMEX:SSE), headquartered in New Haven, Connecticut, announced today that it earned $18,725 for the third quarter ended September 30, 2005 as compared to a loss of $(52,932) for the quarter ended September 30, 2004. Basic income per share was $.01 for the third quarter ended September 30, 2005 as compared to a loss of $(0.02) per share for the quarter ended September 30, 2004. The Company’s net interest margin increased to 5.13% for the quarter ended September 30, 2005 from 4.32% for the quarter ended September 30, 2004. In addition, total assets grew by 6.1% to $86,675,095 at September 30, 2005 from $81,694,743 at December 31, 2004. Total loans grew by 6.5% to $53,908,278 at September 30, 2005 from $50,615,088 at December 31, 2004. Total deposits grew by 8.6% to $63,767,311 at September 30, 2005 from $58,700,377 at December 31, 2004. In addition, total interest income grew by 33.2% to $1,317,768 for the third quarter ended September 30, 2005 from $988,953 for the third quarter ended September 30, 2004. The Company continues to build infrastructure and incur expenses with the anticipated opening of The Bank of Southeastern Connecticut in New London.

The Bank of Southern Connecticut, a wholly-owned subsidiary of Southern Connecticut Bancorp. Inc. headquartered in New Haven, Connecticut, earned $178,610 for the third quarter ended September 30, 2005 as compared to a profit of $5,337 for the third quarter ended September 30, 2004. For the nine months ended September 30, 2005, The Bank of Southern Connecticut achieved a 28% increase in earnings to $256,770 from $201,398 for the nine months ended September 30, 2004. Total assets of the Bank grew by 5% to $78,223,928 at September 30, 2005 from $74,483,801 at December 31, 2004.

“We are pleased with the continued progress of both Southern Connecticut Bancorp, Inc. and our main subsidiary, The Bank of Southern Connecticut, and we hope to finish the regulatory process for the opening of The Bank of Southeastern Connecticut in the near future,” stated Michael M. Ciaburri, President and Chief Operating Officer.

The Bank of Southeastern Connecticut (In Organization), a wholly-owned subsidiary of Southern Connecticut Bancorp, Inc., is to be headquartered in New London, Connecticut. The Bank has received regulatory approval from the FDIC and is awaiting final regulatory approval from both the Federal Reserve Board and the Banking Department of the State of Connecticut in order to commence operations.

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Certain statements contained in this release and in other written materials and statements we may issue, including without limitation statements containing the word “believes”, “anticipates”, “intends”, “expects”, “estimates”, “could”, “would”, “will”, or words of similar import, constitute forward-looking statements within the meaning of the federal securities laws.

Such forward-looking statements involve risks, uncertainties and other factors that may cause our actual future results, performance or achievements to be materially different from any future results expressed or implied by such forward-looking statements. Such factors include, among others, a limited operating history and volatility of earnings, our dependence on our executive management and Board of Directors, our business concentration in small to midsized businesses in the New Haven and New London, Connecticut areas, as well as changes in our business, competitive market and regulatory conditions and strategies. Additional information concerning factors that could impact forward-looking statements can be found in the companies periodic public filings with the Securities and Exchange Commission and in the section captioned “Risk Factors” in our report on Form 10-KSB, filed on March 28, 2005 pursuant to the Securities Act of 1933 as amended. Given these uncertainties, readers are cautioned not to place any undue reliance on such forward-looking statements. We disclaim any intent or obligation to update these forward-looking statements to reflect facts, assumptions, circumstances or events that occur after the date on which such forward-looking statements were made.